Exhibit 99.1
AMENDMENT TO EMPLOYMENT AGREEMENT
     This Amendment to Employment Agreement (this “Amendment”) is made and entered into on May 16, 2007, by and between Dana Corporation, a Virginia corporation (the “Corporation”), and Michael J. Burns (the “Executive”), effective as of December 31, 2006 (the “Amendment Effective Date”).
WITNESSETH:
     WHEREAS, the Executive and the Corporation entered into an Employment Agreement dated February 3, 2004 (the “Original Agreement”);
     WHEREAS, on March 3, 2006, the Corporation and forty of its Subsidiaries (the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Case No. 06-10354 (BRL) (Jointly Administered), (the “Bankruptcy Cases”); and
     WHEREAS, in accordance with the Memorandum Opinion of the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) dated November 30, 2006 (the “Opinion”), as supplemented by an Order of the Bankruptcy Court dated December 18, 2006 (the “Order”), the Corporation desires to assume the Original Agreement subject to certain conditions and limitations, as provided herein (the Original Agreement, as amended, hereinafter being referred to as the “Agreement”) and the Order.
     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein, the Corporation and the Executive agree as follows:
          1. The Corporation hereby assumes the Original Agreement, subject to the provisions of the Amendment and the Order. To the extent there are inconsistencies between the terms of this Amendment or the Original Agreement and the Order, the Order shall govern.
          2. Section 3(a) of the Original Agreement is amended to read as follows:
               (a) Salary. During the Employment Period, the Executive shall be paid base salary at an annual rate not less than $950,000, which shall be increased to a rate not less than $1,000,000 as of the date the Executive is elected Chairman. The rate of base salary described above shall be subject to such increases as shall be awarded from time to time in accordance with the Corporation’s regular administrative practices of other salary increases applicable to executives of the Corporation or other upward adjustments as the Board (or the Compensation Committee of the Board (the “Compensation Committee”)) deems to be necessary or desirable; provided, however, during the Bankruptcy Cases, the Executive’s annual base salary shall, unless otherwise approved by the Bankruptcy Court, be no greater than $1,035,000. The Executive’s annual base salary as in effect from time to time in accordance with this Section 3(a) shall hereinafter be referred to as the “Annual Base Salary”. The Annual Base Salary shall be payable in regular installments, no less frequently than monthly. Annual Base Salary shall not be reduced after any increase thereof pursuant to this Section 3(a). Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation of the Corporation under the Agreement, except as provided in the Order.

          3. Section 3(b) of the Original Agreement is amended to read as follows:
               (b) (1) Annual Bonus. During the Employment Period, the Executive shall be eligible to receive annual short-term incentive awards or bonuses (each such award or bonus is hereinafter referred to as an “Annual Bonus”) pursuant to the Dana Corporation Annual Incentive Plan, and any successor or replacement plan (the Dana Corporation Annual Incentive Plan and such successor or replacement plans being referred to herein collectively as the “AIP”), in accordance with the terms thereof. For each of the calendar years 2006 and 2007, the Executive shall be eligible to earn a target Annual Bonus of 200% of Annual Base Salary. Each Annual Bonus shall be determined and paid in accordance with the terms of the AIP.
                    (2) The EIC Plan. The Corporation hereby adopts an Executive Incentive Compensation Plan for the Executive (the “EIC Plan”) under which the Executive shall be eligible for a 2007 performance based incentive bonus (the “2007 EIC”) and a 2008 performance based incentive bonus (the “2008 EIC”), subject to the terms and conditions set forth herein. Except as otherwise provided for herein, the EIC payment shall only be earned and payable if the Executive is employed at the end of the applicable fiscal year.
          (A) The Executive shall be eligible for a 2007 EIC payment of up to $4.5 million. The first $3.0 million shall be earned by the Executive upon the achievement by the Corporation of EBITDAR for 2007 of $250 million and shall be paid in cash on the later of (i) 30 days following the filing of the Corporation’s audited 2007 financial statements with the Securities and Exchange Commission (the “SEC”) and (ii) 30 days after the Corporation’s Emergence (the applicable date, the “2007 EIC Payment Date”), provided that in the event that the Corporation achieves EBITDAR for 2007 in excess of $250 million, the Executive shall earn an additional 2007 EIC payment equal to 75 basis points on EBITDAR for 2007 in excess of $250 million, up to a cap of $450 million (the “Additional 2007 EIC Payment”). For purposes of this Agreement, the term “EBITDAR” shall have the meaning set forth in the term sheet attached as Exhibit A to the Order which is attached hereto as Exhibit 1 and incorporated herein by reference. For purposes of this Agreement, “Emergence” shall mean consummation by the Corporation of (i) a plan of reorganization under the Bankruptcy Code (the “Plan”) or (ii) a sale of all or substantially all assets pursuant to section 363 of the Bankruptcy Code. The Additional 2007 EIC Payment shall be paid in common stock (“Common Stock”) of the reorganized Corporation on the 2007 EIC Payment Date.
          (B) The Executive shall be eligible for a 2008 EIC payment of up to $2.25 million. The first $0.5 million shall be earned by the Executive upon the achievement by the Corporation of EBITDAR for 2008 of $375 million, provided that in the event that the Corporation achieves EBITDAR for 2008 in excess of $375 million, the Executive shall earn an additional 2008 EIC payment equal to (i) 100 basis points on EBITDAR for 2008 in excess of $375 million, up to a cap of $450 million, and (ii) 50 basis points on EBITDAR for 2008 in excess of $450 million, up to a cap of $650 million. The entire 2008 EIC payment shall be paid in Common Stock on the later of (i) 30 days following the filing of the Corporation’s audited 2008 financial statements with the SEC and (ii) 30 days after the Corporation’s Emergence (the “2008 EIC Payment Date”).

     (C) For purposes of determining the number of shares of Common Stock to be issued to the Executive under Sections 3(b)(2)(A) and (B), the value of the Common Stock will be its average closing price on the principal U.S. stock exchange on which it is traded during the thirty days before the 2007 EIC Payment Date or 2008 EIC Payment Date, as applicable.
     (D) The 2007 EIC and 2008 EIC awards earned shall be subject to reduction under the “EBITDAR Adjustment Mechanism.” Under the EBITDAR Adjustment Mechanism, EBITDAR for the purposes of determining the payment threshold for the 2007 EIC (excluding the first $3 million cash payment in respect of the 2007 EIC award) and the 2008 EIC shall be reduced by unsecured claims allowed in the Bankruptcy Cases in excess of an unsecured claims threshold of $2.85 billion, as follows:
(i)	12.5% of the first $75 million in additional claims;

(ii)	25% of the next $100 million in additional claims in excess of $75 million but not more than $175 million; and

(iii)	75% of any additional claims in excess of $175 million.
For purposes of this Agreement, the term “allowed in the Bankruptcy Cases” shall mean the earlier of (a) the allowance of an unsecured claim in the Bankruptcy Cases or (b) an agreement regarding potentially allowable claims between the Corporation and the official committee of unsecured creditors appointed in the Bankruptcy Cases, or its successor, as designated in the Plan.
               (3) Maximum Bonus Compensation. Notwithstanding anything set forth herein, while the Bankruptcy Cases are pending the maximum annual compensation with respect to an applicable year under Section 3(b) shall not exceed $5.5 million (the “Maximum Annual Bonus Compensation”). For avoidance of doubt, the Maximum Annual Bonus Compensation shall not include (i) the Annual Base Salary and (ii) any payment made during a relevant fiscal year in respect of performance measures related to prior years.
          4. A new Section 3(c)(A) shall be inserted as an addition to the Original Agreement to read as follows:
               (c)(A) Subject to the provisions hereof, with respect to the Executive’s Supplemental Retirement Benefit accrued as of March 3, 2006 (the “Accrued Benefit”), the Corporation shall assume 60% of the Accrued Benefit upon the earlier of (i) Emergence, or (ii) the Executive’s termination of employment by the Corporation without Cause or by the Executive for Good Reason. The remaining 40% of the Accrued Benefit shall remain an allowed general unsecured claim in the Bankruptcy Cases. All annual credits and interest credits accrued after March 3, 2006 with respect to the Supplemental Retirement Benefit shall be allowed in the Bankruptcy Cases as an administrative claim on the estate. However, if the Corporation’s defined benefit pension plans are terminated under either 29 U.S.C. § 1341 in a distress termination or 29 U.S.C. § 1342 in an involuntary termination, the Executive’s Accrued Benefit shall remain a general unsecured claim in the Bankruptcy Cases.

          5. Section 3(k) of the Original Agreement shall be deleted and the Change of Control Agreement between the Corporation and the Executive dated February 3, 2004, shall be null and void.
          6. Section 4(b) of the Original Agreement is amended to read as follows:
               (b) Cause. The Corporation may terminate the Executive’s employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, the term “Cause” shall mean any of the following:
     (i) the willful and continued failure of the Executive to perform substantially the Executive’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties, or
     (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation.
     For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or a committee thereof, or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Corporation. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.
          7. Section 5(a) of the Original Agreement shall be amended to read as follows:
                    (a) Termination by the Corporation Other Than for Cause, Death or Disability; Resignation by Executive for Good Reason. If, during the Employment Period, the Corporation shall terminate the Executive’s employment other than for Cause, death or Disability, or the Executive shall terminate his employment for Good Reason (termination in either such case referred to as “Termination”), subject to and conditioned upon the execution by the Executive of, and his not revoking, a release in a form reasonably acceptable to the Corporation, the Executive shall be entitled to the following:
(i)	an amount equal to the product of (A) the Executive’s target Annual Bonus in effect under the AIP as of the Date of Termination and (B) a fraction, the numerator of which is the number of full and partial months in the current fiscal year through the Date of Termination, and the denominator of which is 12, as provided in the AIP;

(ii)	a contingent receivable for his 2007 EIC and 2008 EIC payments if the applicable EBITDAR thresholds have been or are subsequently met; provided, however, that the 2007 EIC and 2008 EIC shall each be pro rated for the time worked during the applicable year, such pro rata EIC to be determined by multiplying the 2007 EIC or 2008 EIC, as applicable, by a fraction, the numerator of which is the number of days in the applicable year through the Date of Termination, and the denominator of which is 365;

(iii)	a severance payment equal to the maximum amount permissible under Section 503(c)(2) of the Bankruptcy Code, the amount to be calculated consensually with the Creditors’ Committee appointed in the Bankruptcy Cases, provided that, if no such consensus can be reached, the Bankruptcy Court shall determine the amount of such payment;

(iv)	any compensation previously deferred by the Executive after March 3, 2006 (together with any accrued interest or earnings thereon), his Supplemental Retirement Benefit under Section 3(c) and Section 3(c)(A) of this Agreement and any accrued vacation pay, in each case to the extent not theretofore paid;

(v)	if the Executive timely elects COBRA continuation coverage, the Corporation shall pay that portion of the Executive’s COBRA premium which exceeds the employee premium share the Executive was required to pay for such health plan coverage while an active employee, as in effect immediately prior to Date of Termination for a period of eighteen months following the Date of Termination; provided that the Corporation’s obligation under this subsection shall cease on the date the Executive becomes employed by a third party and is eligible for coverage under the group benefits plan of the new employer; and

(vi)	any outstanding cash or equity awards shall be treated in accordance with the applicable plan documents and the agreements evidencing such awards, including Section 3(b) of this Agreement, and shall remain subject to the terms and conditions contained therein.
     Except as otherwise set forth herein, payments made pursuant to subsections 5(a)(i) and (iii) shall each be paid in a lump sum at the earliest date permissible under Section 409A of the Internal Revenue Code (the “Code”). Payments made pursuant to subsections 5(a)(ii) and 5(a)(iv)

shall be made in lump sum on the later of (A) such time as they would otherwise be payable under this Agreement and (B) earliest date permissible under Section 409A of the Code.
          8. Section 5(c) of the Original Agreement shall be amended to read as follows:
(c)	Death or Disability.

(i)	Death. In the event of the death of the Executive during the Employment Period, the legal representative or designated beneficiary of the Executive shall be entitled to:
          (A) the compensation provided for in Section 3(a) above through the end of the month in which death shall have taken place, at the rate being paid at the time of death, and at the times that such amounts would have been paid or earned by the Executive had the Executive lived; and
          (B) an amount under the AIP determined in accordance with the AIP; and
          (C) a contingent receivable for his 2007 EIC and 2008 EIC payments if the applicable EBITDAR thresholds have been or are subsequently met; provided, however, that the 2007 EIC and 2008 EIC shall each be pro rated for the time worked during the applicable year, such pro rata EIC to be determined by multiplying the 2007 EIC or 2008 EIC, as applicable, by a fraction, the numerator of which is the number of days in the applicable year through the Date of Termination, and the denominator of which is 365.
(ii)	Disability. In the event of the Disability of the Executive during the Employment Period, the Executive shall be entitled to:
          (A) the compensation provided for in Section 3(a) above, at the rate being paid on the Disability Effective Date, and at the times that such amounts would have been paid or earned by the Executive had the Executive remained employed by the Corporation, for the period of such Disability but not in excess of six months;
          (B) an amount under the AIP determined in accordance with the AIP; and
          (C) a contingent receivable for his 2007 EIC and 2008 EIC payments if the applicable EBITDAR thresholds have been or are subsequently met; provided, however, that the 2007 EIC and 2008 EIC shall each be pro rated for the time worked during the applicable year, such pro rata EIC to be determined by multiplying the 2007 EIC or 2008 EIC, as applicable, by a fraction, the numerator of which is the number of days in the applicable year through the Date of Termination, and the denominator of which is 365.

The amount of any payments due under this subsection 5(c)(ii) shall be reduced by any payments to which the Executive may be entitled for the same period because of disability under any disability or pension plan of the Corporation or of any Subsidiary or Affiliate thereof.
(iii)	In the event of the Executive’s death or Disability as set forth in Sections 5(c)(i) or 5(c)(ii) above, the Executive (or, in the event of his death, his legal representative or designated beneficiary) shall be entitled to receive any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), his Accrued Benefit he would be entitled to under Section 3(c)(A) and accrued but unused vacation pay, in each case to the extent not theretofore paid, and any other amounts or benefits to which the Executive and/or the Executive’s family would otherwise be entitled under the terms of any employee benefit or incentive plan of the Corporation. However, with regards to its receipt of an Accrued Benefit, the Executive’s estate is subject to the same conditions that the Executive is subject to pursuant to Section 3(c)(A).
     For purposes of this subsection 5(c), the Employment Period shall be deemed to have ended as of the close of business on the last day of the month in which death or Disability shall have occurred but without prejudice to any payments due in respect of the Executive’s death or Disability. Amounts payable under 5(c)(i) or 5(c)(ii) shall be payable made in lump sum on the later of (x) such time as they would otherwise be payable under this Agreement, and (y) the earliest date permissible under Section 409A of the Code.
          9. Section 5(d) of the Original Agreement shall be amended to read as follow:
          Resolution of Disputes/Right of Election by Executive to Arbitrate or Sue. In the event that the Executive’s employment shall be terminated by the Corporation during the Employment Period and such termination is alleged to be with Cause, or the Corporation shall withhold payments or provision of benefits for any other reason, the Executive shall have the right, in addition to all other rights and remedies provided by law, at his election either to seek arbitration within the Toledo, Ohio area under the rules of the American Arbitration Association by serving a notice to arbitrate upon the Corporation or to institute a judicial proceeding, in either case within ninety days after having received Notice of Termination of his employment or notice in any form that the termination of his employment under Section 4(b) above is subject to question or under consideration or that the Corporation is withholding or proposes to withhold payments or provision of benefits; provided, however, that with respect to the subject matter contemplated by the Amendment to this Agreement, dated May 16, 2007 as it relates to the Order (and the attached Exhibit A to the Order), any disputes with respect to such matters prior to Emergence shall be subject to the final determination of the Bankruptcy Court.

          10. Section 6 of the Agreement is hereby amended as follows: the existing paragraph therein shall be designated as Section 6(a) and the following subsection (b) and (c) are added to the Agreement to read as follows:
               (6) (b) Limitation on Damages: In addition to the provisions in Section 5(a) of this Agreement, in full satisfaction of the Executive’s claim for damages from termination of the Agreement prior to Emergence, the Executive’s claim for damages is limited to an allowed general unsecured claim on the estate equal to $4.0 million, with a recovery limited to $3.0 million less any severance actually paid under Section 503(c)(2) of the Bankruptcy Code (the “Pre-Emergence Claim”), such Pre-Emergence Claim to be freely assignable by the Executive following Termination.
               (c) If the Executive is terminated by the Corporation other than for Cause, or the Executive terminates for Good Reason, in each case after Emergence, in lieu of the unsecured claim described in Section 6(b) of this Agreement, the Executive shall receive $3.0 million in consideration for his execution, contemporaneously with this Agreement, of a Confidentiality, Non-Compete, Non-Solicitation, Non-Disclosure and Non-Disparagement Agreement in the form attached to this Agreement as Exhibit 2 (the “Restrictive Covenants Agreement”). The $3.0 million shall be paid over a 12-month period commencing with a payment of $1,750,000 six months and one day after the Date of Termination, followed by five monthly installments of $250,000 on the first day of each calendar month thereafter until paid in full. If the Executive breaches any of the terms of the Restrictive Covenants Agreement, he shall repay any amounts received under this Section 6(c).
          11. Sections 8 and 9 of the Original Agreement are deleted and superseded by the Restrictive Covenants Agreement in the form attached to this Agreement as Exhibit 2, which shall be executed contemporaneously with this Agreement.
          12. Section 18(g) of the Original Agreement shall be amended to read as follows:
Other than with respect to the Pre-Emergence Claim, no right, benefit or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect.
          13. Section 18(l) of the Original Agreement is deleted in its entirety.
          14. A new Section 18(p) is added to the Agreement to read as follows:
               (p) Section 409A of the Code. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code. This Agreement shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Corporation without the consent of the Executive).
          15. Exhibit F to the Original Agreement is deleted.
     IN WITNESS WHEREOF, the Corporation has caused this Amendment to be signed by its duly authorized representative, and the Executive has executed this Amendment, as of the day and year first written above.

DANA CORPORATION

By:	/s/ R. B. Priory

Its: Chairman, Compensation Committee

/s/ Michael J. Burns

Michael J. Burns

Exhibit 1
[Omitted except for Exhibit A – Term Sheet]

TERM SHEET

	Michael J. Burns Terms	Other Executives
2007 PERFORMANCE BASED INCENTIVE (2007 EIC)

Amount	Up to $4.5 MM.	Up to $3.18MM in aggregate.

Payment Date	The later of a date that is on or about	Same.
30 days following the release of the
Company’s Audited 2007 financial results
or 30 days after emergence from
bankruptcy.

Contingency	1) Achievement of 2007 EBITDAR of $250MM	1) Achievement of 2007 EBITDAR of $250MM for payment
	for payment of first $3MM.	of first $497,778 for Mr. Miller, $422,222 for Messrs.
Stone, Stanage, and Goettel, and $355,556 for Mr.
	2) Payment of additional 75 bps on 2007	DeBacker.
EBITDAR in excess of $250MM, subject to a
	cap of $350MM (up to $.75MM).	2) Payment of 12 bps for Mr. Miller, 11 bps for
Messrs. Stone, Stanage and Goettel, and 9 bps for Mr.
	3) Additional payment of 75 bps on 2007	DeBacker on 2007 EBITDAR in excess of $250MM, subject
	EBITDAR in excess of $350MM, subject to a	to a cap of $350MM.
cap of $450MM (up to $0.75MM).
3) Additional payment of 12 bps for Mr. Miller, 11 bps
for Messrs. Stone, Stanage and Goettel, and 9 bps for
Mr. DeBacker on 2007 EBITDAR in excess of $350MM,
subject to a cap of $450MM.

Form of Payment	First $3.0MM paid in cash / remaining	Mr. Miller: Up to $746,667, with first $497,778 paid
	$1.5MM paid in stock of the reorganized	in cash / remaining $248,889 payable in stock
	Company.	of the Reorganized Company.

Messrs. Stone, Stanage, and Goettel: Up to
$633,333 each, with the first $422,222 paid in cash /
remaining $211,111 payable in stock of the
Reorganized Company.

Mr. DeBacker: Up to $533,333 with the first $355,556
paid in cash / remaining $177,777 payable in stock of the
Reorganized Company.

Other	The first $3.0MM shall not be subject to	The first cash payment ($497,778 for Mr. Miller,
	reduction resulting from EBITDAR	$422,222 for Messrs. Stone, Stanage, and Goettel, and
	Adjustment Mechanism (defined below).	$355,556 for Mr. DeBacker) shall not be subject to
reduction resulting from EBITDAR Adjustment Mechanism
(defined below).

2008 PERFORMANCE BASED INCENTIVE (2008 EIC)

Amount	Up to $2.25MM.	Up to $1.59MM in aggregate.

Payment Date	The later of a date that is on or about	Same.
30 days following the release of the
Company’s Audited 2008 financial results
or 30 days after emergence from
bankruptcy.

	Michael J. Burns Terms	Other Executives
Contingency	1) Achievement of 2008 EBITDAR of $375MM	1) Achievement of 2008 EBITDAR of $375MM for payment
	for payment of first $0.5MM.	of first $82,963 for Mr. Miller, $70,370 for Messrs.
Stone, Stanage, and Goettel, and $59,259 for Mr.
	2) Payment of additional 100 bps on 2008	DeBacker.
EBITDAR in excess of $375MM, subject to a
	cap of $450MM (up to $.75 MM).	2) Payment of 17 bps for Mr. Miller, 14 bps for
Messrs. Stone, Stanage and Goettel, and 12 bps for Mr.
	3) Additional payment of 50 bps on 2008	DeBacker on 2007 EBITDAR in excess of $375MM, subject
	EBITDAR in excess of $450MM, subject to a	to a cap of $450MM.
cap of $650MM (up to $1.0MM).
3) Additional payment of 8 bps for Mr. Miller, 7 bps
for Messrs. Stone, Stanage and Goettel, and 6 bps for
Mr. DeBacker on 2007 EBITDAR in excess of $450MM,
subject to a cap of $650MM.

Form of Payment	100% stock of the Reorganized Company.	Same.

EBITDAR Adjustment	EBITDAR in each of 2007 and 2008 for the	EBITDAR in each of 2007 and 2008 for the purposes of
Mechanism	purposes of the payment of 2007 and 2008	the payment of 2007 and 2008 EIC payments (excluding
	EIC payments (excluding the first $3MM	the first cash payment) shall be reduced by the
	cash payment) shall be reduced by the	following for claims in excess of the Unsecured Claims
	following for claims in excess of the	threshold:
Unsecured Claims threshold:
1) 12.5% of the first $75MM in additional claims;
1) 12.5% of the first $75MM in
	additional claims;	2) 25% of the next $100MM in additional claims in
excess of $75MM; and
2) 25% of the next $100MM in additional
	claims in excess of $75MM; and	3) 75% of any additional clams in excess of $175MM.

3) 75% of any additional clams in excess
of $175MM.

Unsecured Claims	$2.850BN.	Same.
Threshold

NDA Agreements:	Non-compete, non-solicitation and	Non-compete, non-solicitation and non-disparagement
	non-disparagement agreements to be	agreements to be effective as follows:
effective as follows:
Each of Messrs Stanage, Stone, Miller, DeBacker and
	1) If Mr. Burns is terminated without	Goettel to enter a non-compete agreement with period
	cause or resigns for good reason prior to	of non-compete to be 12 months. No additional
	emergence, the period of non-compete is 6	consideraton for agreements.
months and there shall be an allowed
	general unsecured claim in the amount of	Nothing in Mr. DeBacker’s NDA Agreement shall prevent
	$4MM (with recovery limited to $3MM less	Debtors, following his termination, from engaging Mr.
	any severance actually paid under section	DeBacker as a consultant, subject to court approval,
	503(c)(2) of the Bankruptcy Code) on	after notice and a hearing.
account of Mr. Burns’ damage claims under
his Employment Agreement.

2

	Michael J. Burns Terms	Other Executives
2) If terminated after emergence, (or Mr.
Burns resigns for good reason) the period
of non-compete is one year and $3.0MM
shall be paid ratably over 12-month
period on account of Mr. Burns’ damage
claims under his Employment Agreement.

3) Allowed unsecured claim of Mr. Burns
to be freely assignable after termination.

Pension Benefits:	60% of Mr. Burns’ Pension Benefits	100% of the Employment Agreements (including
	assumed, provided that there is no	Pension Benefits) of Messrs. Stone, Stanage and Miller
	termination of any employee pension	assumed, provided that there is no termination of any
	plans; 40% is a general unsecured claim.	employee pension plans. Otherwise, 100% is a general
	All post-petition accruals and credits to	unsecured claim. All post-petition accruals and
	be allowed as an administrative claim.	credits to be allowed as an administrative claim.

AIP:	Semiannual Payment.	Same.

	2006 semi-annual escrowed payments to be	2006 semi-annual payments already made.
released when Executive Incentive
Compensation deal is final.

Severance	Maximum amount permissible under	Same for Messrs. Stone, Stanage, Miller and DeBacker.
	Bankruptcy Code Section 503(c)(2).	Mr. Goettel to receive severance from Dana’s German
operations as and only to extent required under local
law in Germany.

DEFINITIONS

EBITDAR	Consolidated EBITDA as defined in typical	Same.
bank agreement plus “non recurring”
Chapter 11 restructuring expenses
(including one-time operational
restructuring charges) less EBITDAR
Adjustment Mechanism.

Note
1) EBITDAR to be adjusted for material
asset sales other than engine hard parts,
fluids, pumps and trailer axles; and

2) EBITDAR to exclude contributions from
hard parts, fluids, pumps and trailer
axles businesses and DCC.

OTHER

AIP	For the avoidance of doubt, Mr. Burn’s	Same.
AIP is not part of the EIC and is covered
by a separate agreement with metrics that
are to be determined annually with input
from the UCC.

Pmt of EIC in the Event of	If Mr. Burns is no longer employed	Same.
post-emergence from chapter 11, Mr. Burns
will be entitled to a contingent receivable

3

	Michael J. Burns Terms	Other Executives
Termination Post-Emergence	for his 2007 and 2008 EIC payments if
contingency thresholds have been met.

Adjustment for Material	In the event that Dana pursues material	Same.
Divestitures	divestitures (other than engine hard
parts, fluids, pumps, trailer axles and
DCC), the thresholds for the EIC payments
shall be adjusted to mutually agreed upon
levels.

4

Exhibit 2
CONFIDENTIALITY, NON-COMPETE, NON-SOLICITATION,
NON-DISCLOSURE AND NON-DISPARAGEMENT AGREEMENT
          THIS CONFIDENTIALITY, NON-COMPETE, NON-SOLICITATION, NON-DISCLOSURE AND NON-DISPARAGEMENT AGREEMENT (the “Agreement”) is made and entered on the 16th day of May 2007 (the “Effective Date”), by and between Dana Corporation, a Virginia corporation, whose principal place of business is located at 4500 Dorr Street, Toledo, Ohio (the “Corporation”) and Michael J. Burns (the “Executive”), pursuant to the Memorandum Opinion of the United States Bankruptcy Court for the Southern District of New York dated November 30, 2006 (the “Opinion”), and an Order of the Bankruptcy Court dated December 18, 2006 (the “Order”).
WITNESSETH:
          WHEREAS, the Executive is an employee of the Corporation and serves the Corporation as its Chairman and Chief Executive Officer;
          WHEREAS, on March 3, 2006, the Corporation and forty of its Subsidiaries (the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Case No. 06-10354 (BRL) (jointly Administered), (the “Bankruptcy Cases”);
          WHEREAS, the Corporation and the Executive wish to resolve certain issues between them arising from or relating to the Executive’s service and employment with the Corporation.
NOW, THEREFORE, in consideration of the premises and the promises and agreements contained herein and other good and valuable consideration (including the Executive’s continued employment by the Corporation), the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the Corporation and the Executive agree as follows:
1. Confidential Information.
     (a) The Executive agrees not to disclose, either while in the Corporation’s employ or at any time thereafter, to any person not employed by the Corporation, or not engaged to render services to the Corporation, except with the prior written consent of an officer authorized to act in the matter by the Corporation’s Board of Directors (the “Board”), any confidential information of the Corporation, its Subsidiaries and Affiliates (both, as defined below) obtained by him while in the employ of the Corporation, including, without limitation, information relating to the finances, strategy, organization, operations, inventions, processes, formulae, plans, devices, compilations of information, methods of distribution, customers, supplies, client relationships, marketing strategies or trade secrets of the Corporation and its Subsidiaries and Affiliates; provided, however, that this provision shall not preclude the Executive from use or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the business conducted by the Corporation or from disclosure required by law or court order if, in the case of such required disclosure, the Executive has given the

Corporation reasonable prior notice in order to permit the Corporation to take steps to protect the information from public disclosure. The agreement herein made in this Section 1(a) shall be in addition to, and not in limitation or derogation of, any obligations otherwise imposed by law upon the Executive in respect of confidential information and trade secrets of the Corporation, its Subsidiaries and Affiliates.
     (b) The Executive also agrees that upon leaving the Corporation’s employ he will not take with him, without the prior written consent of an officer authorized to act in the matter by the Board, and he will surrender to the Corporation any record, list, drawing, blueprint, specification or other document or property of the Corporation, its Subsidiaries and Affiliates, together with any copy and reproduction thereof, mechanical or otherwise, which is of a confidential nature relating to the Corporation, its Subsidiaries and Affiliates, or, without limitation, relating to its or their finances, strategy, organization, operations, inventions, processes, formulae, plans, devices, compilations of information, methods of distribution, customers, suppliers, client relationships, marketing strategies or trade secrets, or which was obtained by him or entrusted to him during the course of his employment with the Corporation.
2. Competition.
     (a) The Executive agrees that he will not engage in Competition at any time (i) while employed by the Corporation during the Employment Period and (ii), if applicable, (1) during the six (6) month period immediately following the termination of the Executive’s employment for any reason during the Bankruptcy Cases or (2) during the twelve (12) month period immediately following termination of the Executive’s employment for any reason after the conclusion of the Bankruptcy Cases (each, and collectively, the “Non-Competition Period”). In addition, following the termination of his employment for any reason, the Executive agrees that he will not make or publish any statement which is, or may reasonably be considered to be, disparaging of the Corporation or any of its Subsidiaries or Affiliates, or directors, officers or employees, or the operations, brands or products of the Corporation or any of its Subsidiaries or Affiliates, provided that nothing in this sentence shall prevent the Executive from making any truthful statements in connection with any legal proceeding or any investigations by the Corporation, any of its Subsidiaries or Affiliates or any governmental authority.
     (b) The word “Competition” for the purposes of this Agreement shall mean
     (i) taking a management position with or control of a business engaged in the design, development, manufacture, marketing or distribution of products which constituted 15% or more of the sales of the Corporation and its Subsidiaries and Affiliates during the last fiscal year of the Corporation preceding the termination of the Executive’s employment in any geographical area in which the Corporation, its Subsidiaries or Affiliates is at the time engaging in the design, development, manufacture, marketing or distribution of such products; provided, however, that in no event shall ownership of less than 5% of the outstanding capital stock entitled to vote for the election of directors of a corporation with a class of equity securities held of record by more than 500 persons, standing alone, be deemed Competition within the meaning of this Agreement,

2

     (ii) soliciting, encouraging, or inducing or attempting to solicit, encourage or induce any employee of the Corporation or any of its Subsidiaries or Affiliates to terminate his or her employment relationship with the Corporation or such Subsidiary or Affiliate,
     (iii) soliciting or attempting to solicit any person who is a customer of the businesses conducted by the Corporation and its Subsidiaries and Affiliates, or any business in which the Executive has been engaged on behalf of the Corporation and its Subsidiaries or Affiliates at any time during the Employment Period, in each case, with respect to any product or service being furnished, made, sold or leased, in each case in a material respect, to or by the Corporation or such Subsidiary or Affiliate; provided that the foregoing shall not apply to any business which has been sold or divested by the Corporation prior to the Termination Date, or
     (iv) persuading or seeking to persuade any customer of the Corporation or any of its Subsidiaries or Affiliates to cease to do business or to reduce the amount of business, in case in a material respect, which any supplier or customer has customarily done or contemplates doing with the Corporation or such Subsidiary or Affiliate, whether or not the relationship between the Corporation or its Subsidiary or Affiliate and such customer was originally established in whole or in part through the Executive’s efforts.
For purposes of Section 2(b)(iii) and (iv) only, during the portion of the Non-Competition Period following the termination of the Executive’s employment, the term “customer” shall mean a customer who has done business with the Corporation or any of its Subsidiaries or Affiliates within twelve months preceding the termination of the Executive’s employment.
     (c) If, at any time, the provisions of this Agreement shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope, the provisions of this Agreement shall be divisible and shall become immediately amended to cover only such area, duration or scope as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that Agreement as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.
     For all purposes of this Agreement, (1) a “Subsidiary” shall mean a corporation or other entity, of which 50% or more of the voting securities or other equity interests is owned directly, or indirectly through one or more intermediaries, by the Corporation, and (2) an “Affiliate” shall mean a corporation or other entity which is not a Subsidiary and which directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation. For the purpose of this definition, the terms “control,” “controls” and “controlled” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise.
[The remainder of this page is intentionally blank.]

3

          IN WITNESS WHEREOF, the Corporation and the Executive have executed and delivered this Agreement as of the day and year first written above.

DANA CORPORATION

By:

Its: Chairman, Compensation Committee

Michael J. Burns

4